EXHIBIT 16






July 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K of Capital Development Group, Inc. for the event that occurred on May 16, 2002, and are in agreement with the statements contained in the first paragraph therein insofar as they relate to our firm.





By: /s/ SQUAR, MILNER, REEHL AND WILLIAMSON, LLP
   ---------------------------------------------
Squar, Milner, Reehl and Williamson, LLP
Newport Beach, CA